As filed with the Securities and Exchange Commission on December 28, 2007

Registration No.: 333-148300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1018684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Morris, Co-Chairman and Chief Executive Officer

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Doney, Esq.

Fowler White Boggs Banker P.A.

501 East Kennedy Boulevard, Suite 1700

Tampa, Florida 33602

Telephone: (813) 228-7411

Facsimile: (813) 229-8313

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,200,000	(3)	$5.64	$12,408,000	$380.93	(4)

(1)	Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of shares that shall become issuable to prevent dilution from stock splits, stock dividends, or similar transactions, but not any additional shares that shall become issuable pursuant to anti-dilution adjustment provisions as a result of changes in market prices.
(2)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported on the NASDAQ Capital Market on December 20, 2007, which date was within five business days of the date of this filing.
(3)	Issuable upon conversion of outstanding shares of Series F Convertible Preferred Stock that are convertible into an aggregate of 2,200,000 shares.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion — Dated December 28, 2007

PROSPECTUS

2,200,000 Shares

Common Stock

The selling stockholders listed in this prospectus under the section “Selling Stockholders” are offering 2,200,000 shares of our common stock issuable upon conversion of outstanding shares of preferred stock.

This prospectus also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the above-described shares of preferred stock by reason of stock splits, stock dividends, or similar events, but not any additional shares of common stock that may become issuable pursuant to anti-dilution adjustment provisions as a result of changes in market prices. The foregoing shares of preferred stock were acquired by the selling stockholders in a private placement by us that closed in December 2007.

The selling stockholders may sell all or a portion of the shares from time to time at prices which will be determined by the prevailing market price for the shares. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On December 27, 2007, the closing price of our common stock on the NASDAQ Capital Market was $6.07 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus for a discussion of these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 200    .

About this Prospectus

This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. The selling stockholders named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Documents Incorporated by Reference.”

You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or other date stated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

In this prospectus, we use the terms “Odyssey,” “our company,” “we,” “us,” and “our” to refer to Odyssey Marine Exploration, Inc. and its subsidiaries.

i

About Odyssey Marine Exploration

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement, and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Odyssey Marine Exploration, Inc., or Odyssey, is engaged in the archaeologically sensitive exploration and recovery of deep-water shipwrecks throughout the world. We employ advanced, state-of-the-art technology including side-scan sonar, remotely-operated vehicles, or ROVs, and other advanced technology that enables us to locate and recover shipwrecks at depths that were previously unreachable in an economically feasible manner.

Our corporate offices are located at 5215 West Laurel Street, Tampa, Florida 33607. Our telephone number is (813) 876-1776. Our Internet website address is www.shipwreck.net, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

We are subject to a number of risks, which you should be aware of before you decide to buy our common stock. These risks are discussed more fully in the “Risk Factors” section of this prospectus.

Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are based on current expectations, estimates, and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” other similar expressions, and the negative of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this prospectus. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include, but are not limited to, those noted in “Risk Factors” below and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as otherwise required by law.

Risk Factors

You should carefully consider the following risks and all other information contained in this prospectus and the documents incorporated by reference before you decide to buy our common stock. We have included a discussion of each material risk that we have identified as of the date of this prospectus. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition, or operating results could suffer. If this occurs, the trading price of our common stock could decline, and you could lose all or part of the money you paid to buy our common stock.

Our business involves a high degree of risk.

An investment in Odyssey is extremely speculative and of exceptionally high risk. Although we have access to a substantial amount of research and data which has been compiled regarding various projects, the quality and reliability of such research and data is uncertain. Even if we are able to plan and obtain permits for our various projects, there is a possibility that the shipwrecks may have already been salvaged or may not be found, or may not have had anything valuable on board at the time of the sinking. Even if objects of value are located and recovered, there is the possibility that the cost of recovery exceeds the value of the objects recovered or that others, including both private parties and governmental entities, will assert conflicting claims and challenge our rights to the recovered objects. Finally, even if we are successful in locating and retrieving objects from a shipwreck and establishing good title to them, there are no assurances as to the value that such objects will bring at their sale, as the market for such objects is uncertain.

The research and data we use may not be reliable.

The success of a shipwreck project is dependent to a substantial degree upon the research and data we have obtained. By its very nature, research and data regarding shipwrecks is imprecise, incomplete, and unreliable. It is often composed of or affected by numerous assumptions, rumors, legends, historical and scientific inaccuracies, and inaccurate interpretations which have become a part of such research and data over time.

Availability of raw materials may be limited.

The availability of inventory is primarily dependent on the success of finding raw materials in the form of intrinsically valuable cargoes from shipwrecks. If we are not successful in the exploration and recovery of shipwrecks, we would not have sufficient inventory to sell.

Operations may be affected by natural hazards.

Underwater recovery operations are inherently difficult and dangerous and may be delayed or suspended by weather, sea conditions, or other natural hazards. Further, such operations may be undertaken more safely during certain months of the year than others. We cannot guarantee that we, or the entities we are affiliated with, will be able to conduct search and recovery operations only during favorable periods. In addition, even though sea conditions in a particular search location may be somewhat predictable, the possibility exists that unexpected conditions may occur and adversely affect our operations. It is also possible that natural hazards may prevent or significantly delay search and recovery operations or the ability to operate our themed attractions.

We may be unable to establish our rights to any objects we recover.

Persons and entities other than Odyssey and entities we are affiliated with (both private and governmental) may claim title to the shipwrecks. Even if we are successful in locating and recovering shipwrecks, we cannot assure we will be able to establish our right to property recovered against governmental entities, prior owners, or other attempted salvors claiming an interest therein. In such an event, we could spend a great deal of money and receive no revenue for our work.

The market for any objects we recover is uncertain.

Even if valuable items can be located and recovered in the future, it is difficult to predict the price that might be realized for such items. The value of recovered items will fluctuate with the precious metals market, which has been highly volatile in past years. In addition, the entrance on the market of a large supply of similar items from shipwrecks located and recovered by others could depress the market.

We could experience delays in the disposition or sale of recovered objects.

The methods and channels that may be used in the disposition or sale of recovered items are uncertain at present and may include several alternatives. Ready access to buyers for any artifacts or other valuable items recovered cannot be assured. Delays in the disposition of such items could adversely affect our cash flow.

Legal, political, or civil issues could interfere with our recovery operations.

Legal, political, or civil initiatives of countries and/or major maritime governments could restrict access to shipwrecks or interfere with our search and recovery operations.

Objects we recover could be stolen from us.

If we locate a shipwreck and assert a valid claim to items of value, there is a risk of theft of such items at sea both before and after their recovery, by “pirates” or poachers, and while in transit to a safe destination. Such thefts may not be adequately covered by insurance.

We face competition from others.

There are a number of competing entities engaged in various aspects of the shipwreck business, and in the future other competitors may emerge. One or more of these competing entities may locate and recover a shipwreck that we intend to locate and recover. In addition, these competing entities may be better capitalized and may have greater resources to devote to their pursuit of the shipwreck.

We may be unable to get permission to conduct salvage operations.

It is possible we will not be successful in obtaining title to, or permission to excavate, certain wrecks. In addition, permits that are sought for the projects may never be issued, and if issued, may not be legal or honored by the entities that issued them.

Profitability of our themed attractions segment may be adversely affected by a number of factors.

There are several factors which could negatively affect the profitability of our themed attractions segment, including site selection, attendance projections, and economic activity. While we perform extensive market research on potential site locations, our attendance projections for those locations may not materialize in sufficient numbers to assure profitability. Also, a decline in national and/or regional economic conditions could reduce attendance and spending at our themed attractions. In addition, our themed attractions will compete against other forms of entertainment available in the area, and attendance may be subject to seasonal variations.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses.

As changes in our business environment occur we may need to adjust our business strategies to meet these changes or we may otherwise find it necessary to restructure our operations or particular businesses or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write-down the value of assets. In any of these events, our costs may increase, and we may have significant charges associated with the write-down of assets.

We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash flow is dependent upon the success of our ability to recover and monetize high-value shipwrecks. However, we cannot guarantee that the sales of our products and other available cash sources will generate sufficient cash flow to meet our overall cash requirements. If cash flow is not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. While we have been successful in raising the necessary funds in the past, there can be no assurance we can continue to do so.

Financial covenants in our existing notes payable and revolving credit facility may restrict our operating activities or harm our financial condition.

Our existing notes payable and revolving credit facility contains certain financial and operating covenants, including net worth requirements and other debt limitations, which may restrict our operating activities. Failure to comply with any of the loan covenants could result in a default. This could cause our lender to accelerate the timing of our payment obligations and could harm our business, operations, financial condition, or liquidity.

We depend on key employees and face competition in hiring and retaining qualified employees.

Our employees are vital to our success, and our key management and other employees are difficult to replace. We currently do not have employment contracts with our key employees. Further, we do not maintain key-person life insurance on any of our employees. We may not be able to retain highly qualified employees in the future which could adversely affect our business.

Our articles of incorporation authorize generic preferred stock.

Our articles of incorporation initially authorized the issuance of up to 10,000,000 shares of preferred stock, 190,000 shares of which have been retired. As a result, we are authorized to issue up to 9,810,000 shares of preferred stock. Our board of directors has the right to establish the terms, preference, rights and restrictions of the preferred stock. Such preferred stock could be issued with terms, rights, preferences and restrictions that could discourage other persons from attempting to acquire control and thereby insulate incumbent management. In certain circumstances, the existence of corporate devices that would inhibit or discourage takeover attempts could have a negative effect on the market value of our common stock. Our board of directors has designated 7,340,000 shares of our preferred stock as Series D Convertible Preferred Stock, which we refer to as Series D Preferred Stock, 20 shares of our preferred stock as Series E Convertible Preferred Stock, which we refer to as Series E Preferred Stock, and 30 shares of our preferred stock as Series F Convertible Preferred Stock, which we refer to as Series F Preferred Stock. As of the date of this prospectus, we have outstanding (a) 6,900,000 shares of Series D Preferred Stock, (b) warrants to purchase an aggregate of 440,000 shares of Series D Preferred Stock, (c) 13 shares of Series E Preferred Stock, and (d) 22 shares of Series F Preferred Stock.

Use of Proceeds

The proceeds from the sale of the common stock offered by this prospectus are solely for the accounts of the selling stockholders. We will not receive any proceeds from the sale of these shares.

Selling Stockholders

The table below sets forth the following information:

•	the name of each selling stockholder;

•	the number of shares of outstanding common stock each selling stockholder beneficially owns prior to the offering;

•	the number of shares of outstanding common stock each selling stockholder may resell under this prospectus; and

•

the number of shares and the percentage of outstanding common stock each selling stockholder would own, assuming that each selling stockholder sells all of the shares it may sell under this prospectus to persons who are not affiliates of such selling stockholder, and that such selling stockholder and its affiliates do not buy or otherwise acquire beneficial ownership of any additional shares of our common stock.

The number and percentage of shares beneficially owned is determined as of December 17, 2007, based on 47,527,107 shares outstanding on December 17, 2007, in accordance with Rule 13d-3 of the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a stockholder has sole or shared voting power or investment power, and also includes shares that such stockholder has the right to acquire within 60 days of December 17, 2007, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, the selling stockholders have sole voting and investment power with respect to the shares shown as beneficially owned.

All information contained in the table below is based upon information provided to us by the selling stockholders, and we have not independently verified this information. The selling stockholders listed in the table below may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock since the date as of which the information in the table is presented. We may, from time to time, supplement or amend this prospectus, as required, to provide other information with respect to the selling stockholders. The shares are being registered to permit the selling stockholders and certain of their respective pledgees, donees, transferees, or other successors in interest to offer the shares from time to time. The selling stockholders may sell all, some, or none of their shares in the offering under this prospectus. We do not know how long the selling stockholders will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements or understandings with the security holders regarding the sale of any of the shares held by them. For more information in this regard, please see “Plan of Distribution.”

	Shares Beneficially Owned Prior to this Offering (1)		Shares Offered by this Prospectus	Shares Beneficially Owned After this Offering (1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Strata Fund LP (2)(3)	1,076,977	2.3%	400,000	676,977	1.4%
Strata Fund (QP) LP (2)(4)	976,231	2.1%	400,000	576,231	1.2%
Strata Offshore Fund Ltd (2)(5)	3,391,737	7.1%	1,400,000	1,991,737	4.2%

(1)	The terms of our Series F Preferred Stock provide that no holder shall have the right to convert any Series F Preferred Stock or any other preferred stock or exercise any warrant held by such holder, to the extent that after giving effect to such conversion or exercise, the beneficial owner of such shares (together with such beneficial owner’s affiliates) would beneficially own in excess of 9.9% of our common stock outstanding immediately after giving effect to such conversion or exercise.

(2)	Strata Capital Management LP (“SCM”), which serves as the investment manager to these funds (the “Strata Funds”), may be deemed to be the beneficial owner of all shares owned by the Strata Funds. Steven Bardack, the managing partner, of SCM, has the power to vote or to dispose of these shares. Each of SCM and Mr. Bardack disclaims any beneficial ownership of any such shares, except for their pecuniary interest therein.
(3)	Shares beneficially owned prior to this offering consist of (a) 676,977 shares of common stock and (b) 400,000 shares of common stock issuable upon conversion of outstanding shares of Series F Preferred Stock. Shares beneficially owned after this offering consist of 676,977 shares of common stock.
(4)	Shares beneficially owned prior to this offering consist of (a) 576,231 shares of common stock and (b) 400,000 shares of common stock issuable upon conversion of outstanding shares of Series F Preferred Stock. Shares beneficially owned after this offering consist of 576,231 shares of common stock.
(5)	Shares beneficially owned prior to this offering consist of (a)1,991,737 shares of common stock and (b) 1,400,000 shares of common stock issuable upon conversion of outstanding shares of Series F Preferred Stock. Shares beneficially owned after this offering consist of 1,991,737 shares of common stock.

Plan of Distribution

We are registering shares on behalf of the selling stockholders. As used in this prospectus, and in addition to the named selling stockholders, “selling stockholders” include pledgees, donees, transferees, or other successors in interest selling shares received from the named selling stockholders after the date of this prospectus. All costs, expenses, and fees in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may use any one or more of the following methods when selling shares:

•	sales on the NASDAQ Capital Market;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	transactions in which broker-dealers agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. Each selling stockholder has advised us that it has not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of its shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The selling stockholders also may resell all or a portion of the shares registered hereby in open-market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the names of the selling stockholders and of the participating broker-dealer(s), (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (f) other facts material to the transaction.

We and the selling stockholders entered into registration rights agreements under which we agreed to prepare and file a registration statement covering the resale of the shares of common stock covered by the registration statement of which this prospectus forms a part.

Legal Matters

The validity of the issuance of the common stock offered by this prospectus will be passed upon by Fowler White Boggs Banker P.A., counsel to Odyssey Marine Exploration, Inc.

Experts

The consolidated financial statements of Odyssey and its subsidiaries as of December 31, 2005 and 2006, for the ten-month transition period ended December 31, 2004, and for each of the years in the two-year period ended December 31, 2006, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Ferlita, Walsh & Gonzalez, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Documents Incorporated by Reference

We furnish our stockholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Instead of repeating information that we have already filed with the SEC, we are allowed to “incorporate by reference” in this prospectus information contained in those documents we have filed with the SEC. These documents are considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders sell all of the shares of common stock offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

•

our Current Reports on Form 8-K filed with the SEC on May 4, 2007, May 18, 2007, June 29, 2007, July 12, 2007, July 17, 2007, August 7, 2007, September 14, 2007, October 19, 2007, November 8, 2007, and December 18, 2007;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on May 18, 2007; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the selling stockholders selling all of the shares of common stock offered by this prospectus will also be considered to be part of this prospectus and will automatically update and supersede the information contained in this prospectus.

Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 2.02 or 7.01 of Form 8-K (or the analogous Items of the predecessor Form 8-K) are not incorporated herein by reference.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

David A. Morris, Secretary/Treasurer

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

Where You Can Find More Information

This prospectus is being delivered to you in accordance with the U.S. securities laws. We have filed a registration statement with the SEC to register the common stock that the selling stockholders are offering to you. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information that is included in the registration statement.

You may obtain a copy of the registration statement, or a copy of any other filing we have made with the SEC, directly from the SEC. You may either:

•	read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549; or

•

visit the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the sale and distribution of the common stock being registered. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling stockholders are payable individually by each of the selling stockholders. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$354.58
Legal fees and expenses	5,000.00
Accounting fees and expenses	1,000.00
Miscellaneous fees and expenses	645.42

Total	$7,000.00

Item 15.	Indemnification of Directors and Officers.

Article VII of Odyssey’s Articles of Incorporation provides that Odyssey is authorized to indemnify directors, officers, employees, and agents to the full extent allowed for under the Nevada Business Corporation Act.

Article XI of Odyssey’s Articles of Incorporation provides that no director, officer or stockholder of Odyssey shall be personally liable for damages for breach of fiduciary duty as a director or officer; provided, that this provision shall not eliminate liability of a director or officer for acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or payments or distributions in violation of Nevada law.

Nevada Revised Statutes Section 78.138 currently provides that a director or officer will not be individually liable to the corporation, its stockholders, or its creditors unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) such breach involved intentional misconduct, fraud or a knowing violation of the law. To the extent that Article XI of our articles of incorporation would be deemed to be inconsistent with Section 78.138, the provisions of such statute should control.

Additionally, Nevada Revised Statutes Sections 78.7502 and 78.751 permit us to indemnify our directors and officers as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to 78.138 of the Nevada Revised Statutes or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 above, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

4. Any discretionary indemnification under subsections 1 and 2 above, unless ordered by a court or advanced pursuant to subsection 5 below, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada Revised Statutes Section 78.7502 and Section 78.751:

(a)	does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 1 or 2 above or for the advancement of expenses made pursuant to subsection 5 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(b)	continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

We may also purchase and maintain insurance on behalf of our directors, officers, employees, and agents for any liability asserted against such persons and liability or expenses incurred by such persons in their capacity as a director, officer, employee, or agent, or arising out of status as such, whether or not the company has the authority to indemnify such persons against such liability and expenses.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the Index to Exhibits on Page E-1 of this registration statement, which Index to Exhibits is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on December 28, 2007.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ John C. Morris
John C. Morris
Co-Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed December 28, 2007, by the following persons in the capacities and on the dates indicated.

/s/ John C. Morris John C. Morris	Co-Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

*	Chief Financial Officer (Principal Financial Officer)
Michael J. Holmes

*	Controller (Principal Accounting Officer)
Jay A. Nudi

*	Co-Chairman of the Board and Vice President–Research and Operations
Gregory P. Stemm

*	Director
David J. Bederman

*	Director
George Knutsson

*	Director
George E. Lackman

Director
David J. Saul

*By:	/s/ John C. Morris
John C. Morris, Attorney-in-Fact

Powers of Attorney have been filed with this Registration Statement.

INDEX TO EXHIBITS

Exhibit No.	Description
4.1* —	Series F Convertible Preferred Stock Purchase Agreement dated December 17, 2007, among the Company and the Investors named therein.

4.2 —	Certificate of Designation of Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 18, 2007 (SEC File No. 001-31895)).

5.1* —	Opinion of Fowler White Boggs Banker P.A.

23.1** —	Consent of Ferlita, Walsh & Gonzalez, P.A., Independent Accountants.

23.2* —	Consent of Fowler White Boggs Banker P.A. (included in Exhibit 5.1).

24.1* —	Power of Attorney (included on the signature page to this registration statement).

*	Previously filed.
**	Filed herewith.

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